Exhibit 3.16
CERTIFICATE OF INCORPORATION
OF
HPR, INC.
     1. The name of the corporation is:
HPR, INC.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).
     5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.
     6. The name and mailing address of the incorporator is:
M. C. Kinnamon
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of May, 1990.

/s/ M. C. Kinnamon

M. C. Kinnamon

CERTIFICATE OF MERGER
OF HANES PUERTO RICO, INC.
INTO HPR, INC.
The undersigned corporation DOES HEREBY CERTIFY:
FIRST: That the name and state incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
Hanes Puerto Rico, Inc.	Puerto Rico
HPR, Inc.	Delaware
SECOND: That the agreement of merger between the parties to the merger has been approved, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.
THIRD: The name of the surviving corporation is HPR, Inc., which shall herewith be changed to Hanes Puerto Rico, Inc., a Delaware corporation.
FOURTH: That the amendments or changes in the Certificate of Incorporation of HPR, Inc., a Delaware corporation, which is the surviving corporation, that are to be effected by the merger are as follows:
     “Article 1: The name of the corporation is Hanes Puerto Rico, Inc.”
FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is Suite 1001, Chase Manhattan Bank Building, Hato Rey, Puerto Rico 00918.
SIXTH: That a copy of the agreement of merger will be furnished on required and without cost to any stockholder of any constituent corporation.
SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par Value
Hanes Puerto Rico, Inc.	Common	1,000,000	$1.00
HPR, Inc.	Common	1,000	$1.00
EIGHTH:This Certificate of Merger shall be effective upon filing.

Dated: May 11, 1990	HPR, INC.

	By:	/s/ Signature

Vice President
Attest:

/s/ Attest
Assistant Secretary

Certificate of Merger of “Hanes Puerto Rico, Inc.,” a corporation organized and existing under the laws of the State of Puerto Rico merging with and into “HPR, Inc.”, a corporation organized and existing under the laws of the State of Delaware under the name of “Hanes Puerto Rico, Inc.” as received and filed in this office the fifteenth day of May, A.D. 1990 at 1:30 o’clock P.M.
And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT
OF
HANES PUERTO RICO, INC.

     The Board of Directors of:
HANES PUERTO RICO, INC.
a Corporation of the State of Delaware, on this 22nd day of December, A.D. 1999, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.
     The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:
CORPORATION SERVICE COMPANY
HANES PUERTO RICO, INC.
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Maureen W. Cullen, this 22nd day of December, 1999.

/s/ Maureen W. Cullen
Authorized Officer
Vice President